EXHIBIT 4.1

STOCKHOLDER TENDER AND SUPPORT AGREEMENT

This STOCKHOLDER TENDER AND SUPPORT AGREEMENT (the “Agreement”), dated as of November 13, 2002, is entered into by and among FIDELIO ACQUISITION COMPANY, LLC, a Delaware limited liability company (“Buyer”), FIDELIO SUB, INC., a Delaware corporation and wholly owned subsidiary of Buyer (“Sub”), and                          (“Stockholder”).

W I T N E S S E T H:

WHEREAS, Buyer, Sub and InterTrust Technologies Corporation, a Delaware corporation (“Company”), have entered into an Agreement and Plan of Merger of even date herewith (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Sub will commence a tender offer for all of the outstanding shares of common stock, par value $0.001 per share (“Company Common Stock”), of the Company (the “Offer”) to be followed by a merger of Sub with and into Company (the “Merger”);

WHEREAS, as of the date hereof, Stockholder is the record or Beneficial Owner of the number of shares of Company Common Stock set forth in Part A of Schedule I attached hereto (the “Subject Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Buyer and Sub have required that Stockholder agree, and in order to induce Buyer and Sub to enter into the Merger Agreement, Stockholder is willing to agree, to (i) tender or cause to be tendered (and not withdrawn) all of the Subject Shares pursuant to and in accordance with the terms of the Offer and the applicable securities laws; (ii) vote the Subject Shares in the manner specified in Section 2(b) of this Agreement with respect to matters bearing directly or indirectly on the consummation of the Merger, and to provide an irrevocable proxy in connection with such agreement to vote the Subject Shares in such manner; and (iii) such other matters as are set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Buyer, Sub and Stockholder hereby agree as follows:

1. Definitions. Capitalized terms not expressly defined in this Agreement will have the meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

(a) “Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

(b) “Beneficially Own,” “Beneficial Owner” or “Beneficial Ownership” with respect to any securities will mean having voting power or investment power with respect to such securities (as determined pursuant to Rule 13d-3(a) under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided that securities subject to an option will not be considered “Beneficially Owned” unless and until such option is exercised or the holder of such option is otherwise entitled to exercise voting power or investment power over such securities.

(c) “Termination Date” means the earlier to occur of (i) the date on which the Merger Agreement is terminated in accordance with the provisions of Article VIII of the Merger Agreement and (ii) the Effective Time.

2. Agreement to Tender; Voting Agreement; Proxy.

(a) Agreement to Tender the Subject Shares. As promptly as practicable following commencement of the Offer, but in no event later than the tenth (10th) business day following commencement of the Offer, Stockholder will tender or cause to be tendered, in accordance with the terms of the Offer, (and not withdrawn) all of the Subject Shares pursuant to and in accordance with the terms of the Offer and Rule 14d-2 under the Exchange Act and will cause such shares to remain validly tendered and shall not withdraw such shares until this Agreement is terminated in accordance with its terms. If Stockholder shall breach the foregoing sentence then, without limiting the remedies otherwise available to Buyer and Sub, Buyer and Sub shall have the option to purchase such Subject Shares immediately following the closing of the Offer at the price per share paid in the Offer.

(b) Agreement to Vote the Subject Shares. From the date of this Agreement until the Termination Date, Stockholder hereby irrevocably agrees to vote (or cause to be voted) all of the Subject Shares (and any and all securities issued or issuable in respect thereof) which such Stockholder is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

(i) in favor of (A) the approval and adoption of the Merger Agreement and (B) the approval of the Merger and the transaction contemplated hereby;

(ii) in favor of any matter that could reasonably be expected to facilitate the Merger;

(iii) against any action or agreement that is reasonably likely to result in a breach, in any material respect, of any covenant, representation or warranty or any other obligation of Company under the Merger Agreement; and

(iv) against (A) any Alternative Proposal (as defined in the Merger Agreement) and (B) to the extent that such action would materially impede, interfere with, delay, postpone or adversely affect the Merger and the transactions contemplated by the Merger Agreement, (1) any change in a majority of the members of the Board of Directors of Company other than in connection with an annual meeting of the stockholders of Company with respect to the slate of directors proposed by the incumbent Board of Directors of Company (in which case Stockholder agrees to vote for the slate proposed by the incumbent Board of Directors of Company) and (2) except for such actions as are expressly contemplated by the Merger Agreement, any material change in Company’s capital or corporate structure or business.

(c) Irrevocable Proxy. Simultaneously with the execution of this Agreement, Stockholder will deliver to Buyer a proxy in the form attached hereto as Exhibit A (the “Proxy”), which will be irrevocable with respect to the Subject Shares; provided that the Proxy will survive only until terminated in accordance with Section 8 of this Agreement. The parties agree that by reason of the Merger Agreement the Proxy is a proxy coupled with an interest. At Buyer’s request, Stockholder will perform such further acts and execute such further documents as may be required to vest in Buyer or its representatives the sole power to vote the Subject Shares during the term of the Proxy in accordance with the terms of such proxy.

3. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Buyer as follows:

(a) Ownership. As of the date of this Agreement, Stockholder is either (i) the record and Beneficial Owner of, or (ii) the Beneficial Owner, but not the record holder of, the number of issued and outstanding Subject Shares set forth in Part A of Schedule I hereto and the stock options, stock appreciation rights and securities convertible into or exercisable for shares of Company Common Stock set forth on Part B of Schedule I hereto. As of the date of this Agreement, the Subject Shares set forth in Part A1 of Schedule I hereto constitute all of the issued and outstanding shares of Company Common Stock owned of record or Beneficially Owned by Stockholder. Stockholder has the sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by Stockholder of the transactions contemplated hereby. If Stockholder is married and any of the Subject Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Stockholder’s spouse, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

(c) No Conflicts. As of the date of this Agreement, except for filings under the Exchange Act, if applicable, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (i) conflict with or result in any breach of any applicable organizational documents applicable to Stockholder, if any, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets may be bound, (iii) require any material consent, authorization or approval of any Person other than a governmental entity or (iv) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Stockholder or any of the Subject Shares.

(d) No Encumbrances. Except (i) as required by Section 2 of this Agreement and (ii) items listed in Schedule I, at all times during the term hereof, all of the Subject Shares will be held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, or by a family member or Affiliate of Stockholder (subject to the conditions set forth in clause (f) below) free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

(e) No Solicitation. The Stockholder agrees that he will not, and he will direct and cause his affiliates, agents and representatives, including, without limitation, any investment bank, attorney or accountant retained by he (such persons, collectively, “the Representatives”), not to, (i) directly or indirectly, initiate, solicit or in any way encourage any inquiries or the making, implementation or announcement of any Alternative Proposal, (ii) directly or indirectly, engage in any negotiations concerning, provide any confidential information or data to or otherwise have any discussions with any person relating to, any proposal that constitutes, or would reasonably be expected to lead to, an Alternative Proposal, or otherwise facilitate any effort or attempt to make, implement or announce any proposal that constitutes, or would reasonably be expected to lead to, an Alternative Proposal and (iii) enter into any letter of intent, agreement or understanding with any Person other than Buyer or Sub with the intent to effect any Alternative Proposal.

(f) Restriction on Transfer, Proxies and Non-Interference. Except as otherwise contemplated by the Merger Agreement or this Agreement, from and after the date of this Agreement until the Termination Date, Stockholder will not, directly or indirectly, without the prior written consent of Buyer in respect of any Alternative Proposal or otherwise: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise in any way dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or any other disposition of, any or all of the Subject Shares (collectively, “Transfer”), or any interest therein, (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares into a voting trust or enter into a voting agreement with respect to any of the Subject Shares, (iii) enter into any agreement or arrangement providing for any of the actions described in clause (i) or (ii) above, (iv) take any action that would reasonably be expected to have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations under this Agreement or (v) request that Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Subject Shares, except as otherwise contemplated hereby. Notwithstanding the provisions of this Section 3(f), if the Acceptance Date has not occurred on or before February 28, 2003, Stockholder may Transfer up to fifteen percent (15%) of the Subject Shares then owned by Stockholder (the “Transfer Shares”); provided that during any consecutive ninety (90)-day period following February 28, 2003, Stockholder may not Transfer in a transaction not intended to qualify under the requirements of Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a number of Transfer Shares that exceeds the aggregate number of Transfer Shares minus the number of Transfer Shares that may be sold under Rule 144 during such ninety (90)-day period.

(g) Further Assurances. From time to time, at Buyer’s reasonable request and without further consideration, Stockholder will perform such further acts and execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Proxy.

4. Covenants, Representations and Warranties of Buyer and Sub. Buyer and Sub hereby represent, warrant and covenant to Stockholder as follows:

(a) Organization, Standing and Corporate Power. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer and Sub have the corporate power and authority to enter into and perform all of their obligations under this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby.

(b) Execution, Delivery and Performance by Buyer. The execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Managers of Buyer and the Board of Directors of Sub, and Buyer and Sub have taken all other actions required by law and their respective organizational documents to consummate the transactions contemplated by this Agreement. This Agreement and the Merger Agreement constitute the valid and binding obligations of Buyer and Sub and are enforceable against Buyer and Sub in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally.

(c) No Conflicts. As of the date of this Agreement, except for the applicable Regulatory Filings, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement and the Merger Agreement by Buyer and Sub, and the consummation by Buyer and Sub of the transactions contemplated hereby and thereby, except where the failure to file or obtain such permit, authorization, consent or approval would not interfere with their ability to perform their obligations hereunder or thereunder, and none of the execution and delivery of this Agreement and the Merger Agreement by Buyer and Sub, the consummation by Buyer and Sub of the transactions contemplated hereby or thereby or compliance by Buyer and Sub with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any applicable organizational documents applicable to Buyer or Sub, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Buyer or Sub is a party or by which Buyer or Sub or any of their respective properties or assets may be bound, (iii) require any material consent, authorization or approval of any Person other than a Governmental Authority or (iv) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Buyer or Sub or any of their respective properties or assets, in each such case, except to the extent that any conflict, breach, default or violation would not materially interfere with the ability of Buyer or Sub to perform their obligations hereunder or thereunder.

5. Share Purchases; Recapitalization; Stock Option Exercises. Stockholder agrees that, for purposes of this Agreement and the Proxy, the defined term “Subject Shares” will include any shares of Company Common Stock acquired by Stockholder after the date of this Agreement (i) by purchase or by any other means of acquiring Beneficial Ownership, including, without limitation, by exercise of any stock option or other equity right and (ii) in connection with any stock dividend and distribution and any shares into which or for which any or all of Company Common Stock (or any class thereof) may be changed or exchanged as may be appropriate to reflect any stock dividend or distribution, or any change in Company Common Stock (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like. All shares of Company Common Stock included as “Subject Shares” pursuant to this Section 5 will be subject to the terms and conditions of this Agreement and the Proxy without any further action on the part of Stockholder or Buyer.

6. Stockholder Capacity. Stockholder does not make any agreement or understanding herein in Stockholder’s capacity as a director or officer of Company. Stockholder executes this Agreement solely in Stockholder’s capacity as a record owner and/or Beneficial Owner of the Subject Shares and nothing herein will limit or affect any actions taken by Stockholder or any designee of Stockholder in Stockholder’s capacity as an officer or director of Company or any of its Subsidiaries.

7. Miscellaneous.

(a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement.

(b) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

(c) Waiver. The parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing, signed on behalf of each party hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise will not constitute a waiver of those rights.

(d) Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such address for a party as will be specified by like notice):

(i) if to Stockholder, to:

[                                                 ]
[Address]
[City, State, Zip]
Facsimile No.: [            ]

with copies to:

Bingham McCutchen LLP
1900 University Avenue
East Palo Alto, California
Attention: Bartley C. Deamer, Esq.
Facsimile No.: (650) 849-4800

and

Dickstein Shapiro Morin & Oshineky LLP
2101 St., N.W.
Washington, DC 20037
Attention: Neil Lefkowitz, Esq.
Facsimile No.: (202)887-0689

(ii) if to Buyer or Sub, to:

FIDELIO ACQUISITION COMPANY, LLC

c/o Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
Attention: Morton A. Pierce, Esq.
Facsimile No.: (212) 259-6333

with a copy to:

Brobeck Phleger & Harrison LLP
2000 University Avenue
East Palo Alto, California 94303
Facsimile: (650) 331-8100
Attn: Rod J. Howard, Esq.

(e) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision will be interpreted to be only so broad as is enforceable.

(f) Enforcement. Each of the parties hereto recognizes and acknowledges that a breach by Stockholder of any covenants or agreements contained in this Agreement will cause Buyer to sustain damages for which it would not have an adequate remedy at law for money damages, and, therefore, each of the parties hereto agrees that in the event of any such breach Buyer will be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. Any action or claim relating to this Agreement will be brought in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which it is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action or claim relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Delaware.

(g) Attorneys’ Fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the breaching party, which fees and expenses shall be in addition to any other relief which may be awarded.

(h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by any party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and will not be enforceable by, any Person or entity who or which is not a party hereto; provided that, in the event of Stockholder’s death, the benefits and obligations of Stockholder hereunder will inure to Stockholder’s successors and heirs.

(j) Consideration. This Agreement and the Proxy is granted in consideration of the execution and delivery of the Merger Agreement by Buyer and Sub.

(k) Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law.

(l) Descriptive Headings. Headings of the sections and subsections of this Agreement are for convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

(m) Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8. Termination. This Agreement and the Proxy will terminate without any further action on the part of any party hereto on the Termination Date. In addition, if: (i) the Acceptance Date has not occurred on or before June 30, 2003; (ii) the Merger Agreement is amended or otherwise modified to reduce the Offer Price to less than eighty percent (80%) of the Offer Price specified in the Merger Agreement as in effect as of the date hereof; and (iii) Section 2.5 (“Stock Options”) of the Merger Agreement (or any successor section thereto) is amended or modified in a manner that materially impairs, limits or modifies either (A) the vesting of the Company Options owned by Stockholder on an accelerated basis prior to the Effective Time or (B) payment for such Company Option in the manner specified in Section 2.5, Stockholder may at any time thereafter terminate this Agreement and the Proxy by giving notice of such termination to Buyer in accordance with Section 7(d) of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Stockholder and duly authorized officers of Buyer and Sub on the day and year first written above.

BUYER: FIDELIO ACQUISITION COMPANY, LLC

By:
Name:
Title:

SUB: FIDELIO SUB, INC.

By:
Name:
Title:

STOCKHOLDER:

Name:
Title:	In his individual capacity

SCHEDULE I

SUBJECT SHARES

Part A

Subject Shares

Company Common Stock

Part B

Number of shares of Company Common Stock that Stockholder may purchase (whether or not vested or exercisable) pursuant to any stock options, stock appreciation rights and securities convertible into or exercisable for any shares of Company Common Stock

Company Common Stock

EXHIBIT A

IRREVOCABLE PROXY

The undersigned, a stockholder of INTERTRUST TECHNOLOGIES CORPORATION, a Delaware corporation (“Company”), hereby irrevocably appoints FIDELIO ACQUISITION COMPANY, LLC, a Delaware limited liability corporation (“Buyer”) and any designee thereof and each of them as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to:

(a) the number of shares of common stock, par value $0.001 per share, of Company (“Company Common Stock”) listed on the final page of this irrevocable proxy;

(b) any shares of Company Common Stock acquired by Stockholder by purchase or by any other means of acquiring Beneficial Ownership (as defined below), including, without limitation, by the exercise of any stock option or other equity right, after the date hereof; and

(c) any shares of Company Common Stock acquired after the date hereof in connection with any stock dividend and/or distribution and any shares into which or for which any or all of Company Common Stock (or any class thereof) listed on the final page of this irrevocable proxy may be changed or exchanged as may be appropriate to reflect any stock dividend or distribution, or any change in Company Common Stock (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like with respect to such shares of Company Common Stock listed on the final page of this irrevocable proxy, in each case Beneficially Owned by the undersigned (collectively, the “Shares”), with respect to the matters set forth in the second paragraph following this paragraph, until the earlier of (y) the date on which that certain Agreement and Plan of Merger, dated of even date herewith, by and among Buyer, Sub and Company (the “Merger Agreement”) is terminated in accordance with its terms or (z) the Effective Time (as defined in the Merger Agreement) (such earlier date, the “Termination Date”). For purposes of this irrevocable proxy, “Beneficially Own,” “Beneficial Owner” or “Beneficial Ownership” with respect to any securities will mean having voting power or investment power with respect to such securities (as determined pursuant to Rule 13d-3(a) under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

This irrevocable proxy is irrevocable, is coupled with an interest, is granted pursuant to the Stockholder Tender and Support Agreement, and is granted in consideration of Buyer and Sub entering into the Merger Agreement, and relates to the matters set forth immediately following this paragraph. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given.

The attorneys and proxies named above will be empowered at any time prior to the Termination Date to vote (or cause to be voted) all of the Shares (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of Company, and at

A-1

any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

(1) in favor of (A) the approval and adoption of the Merger Agreement and (B) the approval of the Merger and the transaction contemplated hereby;

(2) in favor of any matter that could reasonably be expected to facilitate the Merger;

(3) against any action or agreement that is reasonably likely to result in a breach, in any material respect, of any covenant, representation or warranty or any other obligation of Company under the Merger Agreement; and

(4) against (A) any Alternative Proposal (as defined in the Merger Agreement) and (B) to the extent that such action would materially impede, interfere with, delay, postpone or adversely affect the Merger and the transactions contemplated by the Merger Agreement, (i) any change in a majority of the members of the Board of Directors of Company other than in connection with an annual meeting of the stockholders of Company with respect to the slate of directors proposed by the incumbent Board of Directors of Company (in which case Stockholder agrees to vote for the slate proposed by the incumbent Board of Directors of Company) and (ii) except for such actions as are expressly contemplated by the Merger Agreement, any material change in Company’s capital or corporate structure or business.

Other than the matter set forth in the immediately preceding paragraph, the undersigned Stockholder may vote the Shares on all other matters.

Notwithstanding anything contained in this Proxy, this Proxy shall terminate when the Stockholder Tender and Support Agreement terminates in accordance with Section 8 thereof.

A-2

Any obligation of the undersigned hereunder will be binding upon the successors and assigns of the undersigned. THIS PROXY IS IRREVOCABLE.

[	]	Number of shares of Company Common Stock that are Beneficially Owned by the undersigned and subject to this irrevocable proxy pursuant to subsection (a) above.

Dated: November 13, 2002

Signature of Stockholder:
Name of Stockholder: